UNITED     STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 2, 2006

NBTY, INC.
 (Exact Name of Registrant as Specified in Charter)

001-31788
(Commission File Number)

DELAWARE	11-2228617
(State or Other Jurisdiction	(I.R.S. Employe
of Incorporation)	Identification No.)

90 Orville Drive	11716
Bohemia, New York	(Zip Code)
(Address of Principal Executive Offices)

(631) 567-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01             OTHER EVENTS

On October 2, 2006, NBTY, Inc. completed the previously announced acquisition of 100% of the stock of Zila Nutraceuticals, Inc. (“ZNI”), a division of Zila, Inc. (“Zila”), pursuant to the Stock Purchase Agreement (the “Agreement”) between NBTY and Zila dated as of August 13, 2006.   The closing of the transaction followed approval by Zila shareholders on September 27, 2006.  In accordance with the terms of the Agreement, NBTY paid a total purchase price of $37.5 million, which includes an estimated $6.8 million of working capital.  The purchase price is subject to post-closing adjustment based upon the final ZNI working capital at closing.  NBTY may pay up to an additional $3 million as a contingent purchase price depending on EBITDA performance of ZNI during the one-year period following the closing.  The purchase price was paid by NBTY out of cash on hand.  Reference is made to NBTY’s Current Report on Form 8-K filed August 16, 2006 relating to the signing of the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October __, 2006

NBTY, INC.

By
Harvey Kamil
President and Chief Financial Officer